Exhibit 99.1

NEWS RELEASE Investor Contacts Lisa Elliott, DRG&L lelliott@drg-l.com / 713-529-6600 C&J Energy Services, Inc. Danielle Hunter, Senior Counsel dhunter@cjenergy.com (713) 260-9900

C&J Energy Services, Inc. Completes Acquisition of Casedhole Holdings, Inc.

HOUSTON, TEXAS, June 7, 2012 – C&J Energy Services, Inc. (NYSE:CJES) (“C&J” or the “Company”) today announced that it has completed the previously announced acquisition of all of the outstanding equity interests of Casedhole Holdings, Inc. and its operating subsidiaries, including Casedhole Solutions, Inc. (“Casedhole”). The total consideration paid by C&J consisted of approximately $272.5 million in cash, plus preliminary closing adjustments of approximately $6.7 million related to excess working capital and certain capital expenditures. C&J funded the acquisition through $220.0 million drawn from its $400.0 million senior secured revolving credit facility, with the remainder paid from cash on hand.

Josh Comstock, Chairman, President and Chief Executive Officer, stated, “This is a transformative acquisition as it strengthens our position as a top-tier oil field services provider and advances our long term goal of becoming a large scale, geographically diversified provider of the most technologically advanced completion services. We are excited to plan our future course as a larger and stronger company.”

About C&J Energy Services, Inc.

We are an independent provider of premium hydraulic fracturing, coiled tubing and pressure pumping services with a focus on complex, technically demanding well completions. In addition, through our subsidiary Total E&S, Inc., we manufacture and repair equipment to fulfill our internal needs, as well as for third party companies in the energy services industry. We operate in what we believe to be some of the most geologically challenging basins in South Texas, East Texas/North Louisiana, Western Oklahoma and West Texas/East New Mexico. We are in the process of acquiring additional hydraulic fracturing fleets and evaluating opportunities with existing and new customers to expand our operations into new areas throughout the United States with similarly demanding completion and stimulation requirements.

About Casedhole Holdings, Inc.

Founded in 2005 and headquartered in Houston, Texas, Casedhole is a leading multi-regional, independent provider of cased-hole wireline and other complementary services and a market leader across the most attractive regions of oil and gas exploration and production activity. Casedhole performs critical tasks throughout a well’s lifecycle, including logging, perforating and pipe recovery. In addition, Casedhole performs complementary pressure testing, and pumpdown services. It has expertise in both horizontal and high-pressure, high-temperature completion applications. Casedhole operates its fleet of 58 wireline units, 11 pumpdown units and pressure control equipment through 12 district offices in 10 of the most active basins and shale plays in the United States.

Forward-Looking Statements and Cautionary Statements

This news release contains certain information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved—in full or at all. Moreover, readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such is made, whether as a result of new information, future events or otherwise, except as required by applicable law. Our forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. For information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed on June 6, 2012, Quarterly Report on Form 10-Q for the period ended March 31, 2012 and Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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